Exhibit 99.1

NEWS RELEASE

Contact:

Bob Gray

Valence Technology, Inc.

512.527.2921

investor@valence.com

Valence Technology Files Voluntary Chapter 11

Business Reorganization

Flow of Goods and Services to Customers to Continue Globally in Ordinary Course

Non‐U.S. Subsidiaries Are Not Included in U.S. Filing and Are Not Subject

to Court Supervision

Company Negotiating Debtor‐in‐Possession Financing

AUSTIN, Texas, July 12, 2012 (GLOBE NEWSWIRE) -- Valence Technology, Inc. (the “Company”) announced today that it filed a voluntary petition for a chapter 11 business reorganization in the U.S. Bankruptcy Court for the Western District of Texas.

The business reorganization is intended to bolster the Company’s liquidity in the U.S. and abroad and enable the Company to focus on its core lithium phosphate markets. Valence is currently negotiating a debtor‐in‐possession credit facility and expects to announce the facility shortly. Once in place, this facility will be used to enhance liquidity and working capital and will be subject to Court approval and other conditions. With a credit facility, the Company believes that it will have sufficient liquidity to operate its business during chapter 11, and to continue the flow of goods and services to its customers in the ordinary course.

The Company expects to pay employee wages and benefits and continue customer programs. Subsidiaries outside of the U.S. are not subject to the bankruptcy proceedings and are expected to continue to operate in the ordinary course of business. Valence plans to honor all post‐petition obligations to suppliers in the ordinary course.

“After careful consideration of the implications of chapter 11 and weighing them against a lack of attractive alternatives, the Board of Directors and the senior management team believe that this is a necessary step and the right thing to do for the future of Valence,” said Robert L. Kanode, Valence’s president and chief executive officer. “Our goal is to continue to operate and meet customer requirements as we work through the chapter 11 process as quickly as possible. We are fully committed to working with our valued customers.”

Valence expects to complete its restructuring during 2012. The Company is being advised by Streusand, Landon & Ozburn, LLP with respect to bankruptcy matters.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, our statements regarding that the flow of goods and services to customers will continue, the business reorganization bolstering the Company’s liquidity in the U.S. and abroad and enabling the Company to focus on its core lithium phosphate markets, expecting to announce a debtor‐in‐possession credit facility shortly, the facility being used to enhance liquidity and working capital, believing that it will have sufficient liquidity to operate its business during chapter 11, and to continue the flow of goods and services to customers in the ordinary course, expecting to pay employee wages and benefits and continue customer programs, subsidiaries outside of the U.S. are expected to continue to operate in the ordinary course of business, plans to honor all post‐petition obligations to suppliers in the ordinary course, chapter 11 being a necessary step and the right thing to do for the future of Valence, goal is to continue to operate and meet customer requirements and work through the chapter 11 process as quickly as possible and expecting to complete the restructuring during 2012.  Our actual results could vary substantially from these forward-looking statements as a result of a variety of factors including: our ability to obtain the debtor in possession credit facility and the terms and amount of any such facility; the impact of the chapter 11 filing on our relationships with customers, vendors, employees and creditors; the outcome of the chapter 11 process including the court rulings and discussions with creditors; our ability to compete effectively in the marketplace; the overall demand for batteries to power electric vehicles, and the demand for our lithium-ion batteries and lithium phosphate battery technology; the rate of new and existing customer acceptance and sales of our current and future products; our ability to form effective arrangements with OEMs to commercialize our products; product or quality defects; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins to achieve break-even cash flow; our dependence on sole or a limited number of suppliers for key raw materials and components, and the ability of our vendors to provide conforming materials for our products on a timely basis; the level of our selling, general, and administrative costs; international business risks, particularly the many risks inherent in doing business in China; the effects of competition; and the outcome of any current or future litigation regarding intellectual property, creditors or other matters and general economic conditions. These and other risk factors that could affect our actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31 and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities Exchange Commission. The reader is directed to these statements for a further discussion of important factors that could cause our actual results to differ materially from those in our forward-looking statements.  We disclaim any intent or obligation to update these forward-looking statements.
SOURCE: Valence Technology, Inc.

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